UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	December 28, 2009

FelCor Lodging Trust Incorporated
(Exact name of registrant as specified in its charter)

Maryland	001-14236	75-2541756
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

545 E. John Carpenter Frwy., Suite 1300 Irving, Texas	75062
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(972) 444-4900

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers/Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 28, 2009, at the recommendation of FelCor’s compensation committee, FelCor’s Board of Directors approved the following actions with respect to executive compensation:

Alternative Grants of Restricted Cash

The committee approved certain changes with respect to restricted cash awards made in lieu of restricted stock grants made in 2009.  In 2009, the committee determined that because the remaining shares under equity compensation plans were originally intended to be sufficient for three more years, it would grant only one-third of those shares in 2009, which it believed would be consistent with the stockholders’ original expectations. At the same time, given that the program contemplated that grantees would be granted shares of restricted stock having a set value, as of the grant date, the committee determined that the difference in the value of the shares granted in 2009 to each grantee and the value of the restricted stock that would have customarily been granted under normal conditions would be made up with cash payments. These cash payments were contingent obligations and would be paid by the Company in accordance with the same vesting and forfeiture provisions applicable to the restricted stock grant program and existing change in control and severance agreements. Consequently, the cash payment obligation is contingent upon continued employment and not payable until the scheduled vesting dates beginning in 2010.  The committee determined subsequently that deferral of such cash payments in lieu of granting restricted stock deprived our officers of the incremental value that they would have obtained as the price of our common stock has recovered.  Accordingly, the committee adopted the following changes to the 2009 grants of restricted cash and also determined that such revised restricted cash program would also be applicable for 2010 grants in lieu of the annual grants of restricted stock:

•
Deferred cash payments granted in 2009 and scheduled to vest in 2011 and 2012 will be paid currently but remain subject to restrictions; in particular, those funds, or the securities purchased with those funds (only cash equivalents and/or FelCor securities are permitted), will be subject to a “claw-back” agreement that substantively mirrors the remaining vesting schedule (i.e., the claw-back would expire in 2011 and 2012 with respect to ratable portions of the cash and/or securities).

•
In the absence of shares available under the Company’s equity compensation plan sufficient to make normal annual restricted stock grants, additional cash payments are to be made in 2010 to grantees, with the amount of such payments being equal to the value of the restricted stock that would otherwise have been granted; provided that those funds, or the securities permitted to be purchased with those funds (only cash equivalents and/or FelCor securities), will be subject to a “claw-back” agreement that substantively mirrors the customary three-year vesting schedule (i.e., the claw-back would expire in with respect to three ratable portions of the cash and/or securities March 1st of the next three calendar years).

The committee will take into consideration market conditions, the best interests of our stockholders and other relevant circumstances in future years to determine when we will return to our customary annual restricted stock grant program.

Grant of Additional Shares of Restricted Stock

The committee authorized one-time grants of 400,000 shares of restricted stock to Richard A. Smith, FelCor’s President and Chief Executive Officer, and 120,000 shares of restricted stock to each of our other named executive officers.  These shares generally vest, subject to continued employment, in equal increments on January 1, 2012, 2013 and 2014 and are otherwise governed by the same terms as our annual restricted stock grants.  These grants are designed to ensure that FelCor was at no competitive disadvantage in terms of retaining its executives and were determined by the committee to be appropriate under the circumstances and consistent with the committee’s overall objectives for FelCor’s compensation program.

The foregoing description is qualified in its entirety by reference to the full text of the form of amendment and forms of agreements attached hereto as Exhibits 10.1, 10.2 and 10.3, each of which incorporated by reference herein.

Section9 - Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

(d)           Exhibits.

The following exhibits are deemed to be filed or furnished, depending on the relevant items requiring such exhibit, in accordance with the provisions of Item 601 of Regulation S-K and Instruction B.2 to this form:

Exhibit Number	Description of Exhibit

10.1	Form of Amendment to Employee Stock Grant and Supplemental Long-Term Compensation Payment
10.2	Form of Restricted Payment Contract
10.3	Form of Employee Stock Grant

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FELCOR LODGING TRUST INCORPORATED

Date: December 29, 2009	By:	/s/ Jonathan H. Yellen
	Name:	Jonathan H. Yellen
	Title:	Executive Vice President, General Counsel and Secretary

INDEX TO EXHIBITS

Exhibit Number	Description of Exhibit

10.1	Form of Amendment to Employee Stock Grant and Supplemental Long-Term Compensation Payment
10.2	Form of Restricted Payment Contract
10.3	Form of Employee Stock Grant